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                                                              EXHIBIT 21.01

                  SUBSIDIARIES* OF CARAUSTAR INDUSTRIES, INC.

                                           STATE OF
            NAME                        INCORPORATION   TRADE, D/B/A/ NAMES
            ----                        -------------   -------------------

ACC Services, Inc.                      North Carolina
Mid Packaging Group - Alabama, Inc.     Alabama
Atlantic Coast Carton Company           North Carolina
Austell Box Board Corporation           Georgia
Buffalo Paperboard Corporation          New York
Camden Paperboard Corporation           New Jersey
Caraustar Paper Sales, Inc.             Georgia         Caraustar Paper Sales-
                                                           South
Caraustar Paperboard Corporation        Ohio            * *
Carolina Paper Board Corporation        North Carolina
Carolina Paper Box Co., Inc.            North Carolina
Carolina Recycling, Inc.                North Carolina
Carotell Paper Board Corporation        South Carolina
Chattanooga Paperboard Corporation      Tennessee
Chicago Paperboard Corporation          Illinois
Cincinnati Paperboard Corporation       Ohio
Columbus Recycling, Inc.                Georgia
Federal Packaging Corporation           Delaware
Federal Transport, Inc.                 Ohio
GAR Holding Company                     Delaware
Macon Recycling, Inc.                   Georgia
Mid-State Paper Box Company, Inc.       North Carolina
Packrite Packaging, Inc.                North Carolina
Paper Recycling, Inc.                   Georgia
Paragon Plastics, Inc. (80% owned)      South Carolina
Quality Design Products, Inc.           Georgia
Reading Paperboard Corporation          Pennsylvania
Richmond Paperboard Corporation         Virginia
Special Packaging, Inc.                 Delaware
Standard Gypsum Corporation             Texas
Star Paper Tube de Mexico, S.A.
    de C.V. (65% owned)                 Mexico
Star Paper Tube, Inc.                   South Carolina
Star Recycling Incorporated             Georgia
Sweetwater Paper Board Company, Inc.    Georgia
The Garber Company                      Delaware
The Mid/Packaging Group, Inc.           Tennessee


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 *  Each subsidiary is wholly-owned by Caraustar Industries, Inc. unless otherwise indicated.

** Holds 80% interest in partnership joint venture which does business in Ohio as Rittman Paperboard, Caraustar Paper Sales-North, and Cleveland Paper Stock and in Iowa as Tama Paperboard.